Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

In the third quarter of 2017, the Board of Directors of Global Power Equipment Group, Inc. (the “Company”) approved a plan to exit the Mechanical Solutions segment (“Mechanical Solutions”). On October 11, 2017, the Company and its wholly owned subsidiaries, Braden Holdings, LLC and GPEG C.V. signed, and closed on, a securities purchase agreement to sell its Mechanical Solutions segment to Innova Global Europe B.V., Innova Global Inc. and 1938247 Alberta Ltd.

The following unaudited pro forma condensed consolidated financial statements are presented to show the effects of the sale of Mechanical Solutions, which is a significant disposition, as defined under Regulation S-X Rule 210.11. The unaudited pro forma condensed consolidated balance sheet assumes these dispositions were consummated on September 30, 2017. The unaudited pro forma condensed consolidated statements of operations assume the dispositions were consummated on January 1, 2014.

The unaudited pro forma condensed consolidated financial statements have been prepared in accordance with Article 11 of Regulation S-X and do not include all of the information and note disclosures required by accounting principles generally accepted in the United States. Pro forma information is intended to provide information about the continuing impact of a transaction by showing how a specific transaction or group of transactions might have affected historical financial statements. Pro forma financial information illustrates only the isolated and objectively measurable (based on historically determined amounts) effects of a particular transaction, and excludes effects based on judgmental estimates of how historical management practices and operating decisions may or may not have changed as a result of the transaction. Therefore, pro forma information does not include information about the possible or expected impact of current actions taken by management in response to the pro forma transactions, as if management’s actions were carried out in previous reporting periods.

This unaudited pro forma condensed consolidated financial information is presented for illustration purposes only and does not purport to be indicative of the financial position or results of operations that would have occurred had the disposition been consummated on the dates as of, or at the beginning of the period, which, the disposition is being given effect, nor are they necessarily indicative of the Company’s future operating results or financial position.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

SEPTEMBER 30, 2017

		Pro Forma Adjustments
	Historical	Mechanical Solutions	Mechanical Solutions		Pro Forma
(in thousands, except share data)	Global Power	(a)	Adjustments		Global Power
ASSETS
Current assets:
Cash and cash equivalents	$8,203	$—	$8,927	(b)	$17,130
Restricted cash	12,070	—	—		12,070
Accounts receivable, net of allowance of $1,634	42,081	—	—		42,081
Inventories	283	—	—		283
Costs and estimated earnings in excess of billings	18,465	—	—		18,465
Other current assets	5,945	—	—		5,945
Current assets of discontinued operations	56,088	(54,689)	(928)	(c)	471
Total current assets	143,135	(54,689)	7,999		96,445
Property, plant and equipment, net	5,707	—	—		5,707
Goodwill	35,400	—	—		35,400
Intangible assets, net	22,826	—	—		22,826
Other long-term assets	600	—	—		600
Total assets	$207,668	$(54,689)	$7,999		$160,978
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$17,368	$—	$—		$17,368
Accrued compensation and benefits	10,093	—	—		10,093
Billings in excess of costs and estimated earnings	9,746	—	—		9,746
Accrued warranties	1,215	—	—		1,215
Current portion of long-term debt	10,190	—	(10,190)	(d)	—
Other current liabilities	18,264	—	—		18,264
Current liabilities of discontinued operations	27,136	(27,136)	—		—
Total current liabilities	94,012	(27,136)	(10,190)		56,686
Long-term debt	45,061	—	(23,810)	(d)	21,251
Deferred tax liabilities	15,791	—	(928)	(c)	14,863
Other long-term liabilities	2,331	—	—		2,331
Long-term liabilities of discontinued operations	2,985	—	—		2,985
Total liabilities	160,180	(27,136)	(34,928)		98,116

Total stockholders’ equity	47,488	(27,553)	42,927	(e)	62,862
Total liabilities and stockholders’ equity	$207,668	$(54,689)	$7,999		$160,978

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2017

		Pro Forma Adjustments
	Historical	Mechanical Solutions	Pro Forma
(in thousands, except per share data)	Global Power	(f)	Global Power
Revenue	$229,163	$(50,841)	$178,322
Cost of revenue	219,479	(41,580)	177,899
Gross profit	9,684	(9,261)	423

Selling and marketing expenses	5,379	(2,507)	2,872
General and administrative expenses	37,404	(5,474)	31,930
Depreciation and amortization expense(1)	3,723	(441)	3,282
Total operating expenses	46,506	(8,422)	38,084
Operating income (loss)	(36,822)	(839)	(37,661)

Interest expense, net	7,353	230	7,583
Foreign currency (gain) loss	957	(957)	—
Gain on sale of business and net assets held for sale	(239)	—	(239)
Other (income) expense, net	(9)	—	(9)
Total other (income) expenses, net	8,062	(727)	7,335
Loss before income tax	(44,884)	(112)	(44,996)
Income tax expense (benefit)	(692)	(532)	(1,224)
Net loss	$(44,192)	$420	$(43,772)

Basic loss per share from continuing operations	$(2.51)		$(2.49)
Diluted loss per share from continuing operations	$(2.51)		$(2.49)
Weighted average common shares outstanding (basic and diluted)	17,577,358		17,577,358
(1)	Excludes historical and pro forma depreciation and amortization expense for the nine months ended September 30, 2017 of $1.0 million and $0.6 million, respectively, included in cost of revenue.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2016

		Pro Forma Adjustments
	Historical	Mechanical Solutions	Pro Forma
(in thousands, except per share data)	Global Power	(f)	Global Power
Revenue	$418,588	$(112,022)	$306,566
Cost of revenue	369,599	(96,515)	273,084
Gross profit	48,989	(15,507)	33,482

Selling and marketing expenses	9,544	(3,658)	5,886
General and administrative expenses	55,337	(7,584)	47,753
Depreciation and amortization expense(1)	7,154	(1,228)	5,926
Total operating expenses	72,035	(12,470)	59,565
Operating income (loss)	(23,046)	(3,037)	(26,083)

Interest expense, net	8,398	(80)	8,318
Foreign currency (gain) loss	(217)	217	—
Loss on sale of business and net assets held for sale	8,812	(557)	8,255
Loss on sale-leaseback, net	1,857	181	2,038
Other (income) expense, net	15	(358)	(343)
Total other (income) expenses, net	18,865	(597)	18,268
Loss before income tax	(41,911)	(2,440)	(44,351)
Income tax expense (benefit)	1,702	(691)	1,011
Net loss	$(43,613)	$(1,749)	$(45,362)

Basic loss per share from continuing operations	$(2.51)		$(2.61)
Diluted loss per share from continuing operations	$(2.51)		$(2.61)
Weighted average common shares outstanding (basic and diluted)	17,348,286		17,348,286
(1)	Excludes historical and pro forma depreciation and amortization expense for the year ended December 31, 2016 of $2.2 million and$1.1 million, respectively, included in cost of revenue.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2015

		Pro Forma Adjustments
	Historical	Mechanical Solutions	Pro Forma
(in thousands, except per share data)	Global Power	(f)	Global Power
Revenue	$589,003	$(122,593)	$466,410
Cost of revenue	536,406	(113,853)	422,553
Gross profit	52,597	(8,740)	43,857

Selling and marketing expenses	12,130	(5,429)	6,701
General and administrative expenses	69,471	(8,922)	60,549
Impairment expenses	47,755	(24,445)	23,310
Bargain purchase gain	(3,168)	—	(3,168)
Depreciation and amortization expense(1)	8,602	(1,582)	7,020
Total operating expenses	134,790	(40,378)	94,412
Operating income (loss)	(82,193)	31,638	(50,555)

Interest expense, net	4,484	(196)	4,288
Foreign currency (gain) loss	(1,014)	1,525	511
Other (income) expense, net	12	(520)	(508)
Total other (income) expenses, net	3,482	809	4,291
Income (loss) before income tax	(85,675)	30,829	(54,846)
Income tax expense (benefit)	(6,946)	5,108	(1,838)
Net income (loss)	$(78,729)	$25,721	$(53,008)

Basic loss per share from continuing operations	$(4.59)		$(3.09)
Diluted loss per share from continuing operations	$(4.59)		$(3.09)
Weighted average common shares outstanding (basic and diluted)	17,151,810		17,151,810
(1)	Excludes historical and pro forma depreciation and amortization expense for the year ended December 31, 2015 of $2.5 million and $1.1 million, respectively, included in cost of revenue.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2014

		Pro Forma Adjustments
	Historical	Mechanical Solutions	Pro Forma
(in thousands, except per share data)	Global Power	(f)	Global Power
Revenue	$539,053	$(145,910)	$393,143
Cost of revenue	465,719	(122,769)	342,950
Gross profit	73,334	(23,141)	50,193

Selling and marketing expenses	10,045	(4,452)	5,593
General and administrative expenses	58,747	(11,353)	47,394
Depreciation and amortization expense(1)	8,326	(1,544)	6,782
Total operating expenses	77,118	(17,349)	59,769
Operating income (loss)	(3,784)	(5,792)	(9,576)

Interest expense, net	1,820	10	1,830
Foreign currency (gain) loss	(65)	1,028	963
Other (income) expense, net	34	(639)	(605)
Total other (income) expenses, net	1,789	399	2,188
Loss before income tax	(5,573)	(6,191)	(11,764)
Income tax expense (benefit)	41,661	(2,424)	39,237
Net loss	$(47,234)	$(3,767)	$(51,001)

Basic loss per share from continuing operations	$(2.78)		$(3.00)
Diluted loss per share from continuing operations	$(2.78)		$(3.00)
Weighted average common shares outstanding (basic and diluted)	17,005,589		17,005,589
(1)	Excludes historical and pro forma depreciation and amortization expense for the year ended December 31, 2014 of $1.6 million and $0.3 million, respectively, included in cost of revenue.

UNAUDITED NOTES TO THE PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Condensed Consolidated Balance Sheet

(a)  The adjustments represent the elimination of the historical assets, liabilities and equity of Mechanical Solutions.

(b)  The adjustment represents the net cash portion, at closing, of the total proceeds from the sale of Mechanical Solutions.

(c)  The adjustment represents the reclassification of deferred tax assets of $0.9 million related to certain entities that, for tax purposes, were treated as asset sales. The remaining amount represents the Company’s office building located in Heerlen, Netherlands that was excluded from the securities purchase agreement. As of September 30, 2017, the Heerlen office building was classified as held for sale because it was not sold until March 21, 2018.

(d)  The adjustments represent the net cash proceeds used pay down of $34.0 million of the Company’s outstanding debt and related fees, including full repayment of a $10.0 million first-out-loan in October 2017.

(e)  The adjustment represents the impact of items (a) – (d) above.

Unaudited Condensed Consolidated Statement of Operations

(f)  The adjustments eliminate the historical results of Mechanical Solutions as if the transaction occurred on January 1, 2014. In accordance with accounting principles generally accepted in the United States, the amounts eliminated do not include corporate overhead.